UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

Matthews International Corporation
(Name of Registrant as Specified In Its Charter)

BARINGTON COMPANIES EQUITY PARTNERS, L.P.

BARINGTON COMPANIES INVESTORS, LLC

BARINGTON CAPITAL GROUP, L.P.

LNA CAPITAL CORP.

JAMES A. MITAROTONDA

ANA B. AMICARELLA

CHAN W. GALBATO

1 NBL EH, LLC

JOSEPH GROMECK

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Barington Companies Equity Partners, L.P. (“Barington”), together with the other participants named herein, intend to file a preliminary proxy statement and accompanying universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Barington’s slate of director nominees at the 2025 annual meeting of shareholders (the “Annual Meeting”) of Matthews International Corporation, a Pennsylvania corporation (the “Company”).

Item 1: On December 10, 2024, Barington issued the following press release and open letter to the Chairman of the Company’s Board of Directors. A copy of the letter is attached hereto as Exhibit 1 and incorporated herein by reference:

BARINGTON CAPITAL GROUP SENDS LETTER TO CHAIRMAN OF THE BOARD OF MATTHEWS INTERNATIONAL HIGHLIGHTING URGENT NEED FOR NEW LEADERSHIP

Calls for Prompt Replacement of CEO Joseph C. Bartolacci Following 18 Years of Unacceptable Capital Allocation, Dismal Share Price Performance, Poor Execution and Excessive Spending

Believes Company Must Also Reduce Indebtedness, Explore Options to Divest Underperforming Businesses and Improve Corporate Governance to Unlock Trapped Value

Nominates Three Directors with Strong Boardroom Skills and Experience as Well as Proven Track Records of Creating Long-Term Value for Shareholders

NEW YORK, December 10, 2024 – Barington Capital Group L.P. (“Barington Capital”) and certain of its affiliates (collectively “Barington” or “we”), a fundamental, value-oriented activist investor that beneficially owns approximately 2% of the outstanding common stock of Matthews International Corporation (NASDAQ: MATW) (“Matthews” or the “Company”), today sent a letter1 to the Chairman of Matthews’ Board of Directors (the “Board”), Alvaro Garcia-Tunon, highlighting Barington’s belief regarding the immediate need for new leadership at the Company and the steps the Company must take to improve long-term value for shareholders.

James Mitarotonda, Chairman and CEO of Barington Capital, said, “Barington first invested in Matthews because we believed it was significantly undervalued and had the potential to deliver substantial, above market returns for its investors. We continue to believe this remains true and that the Company’s Memorialization business is an exceptionally valuable asset with substantial market share and strong, long-term customer relationships. Unfortunately, however, under the leadership of CEO Joseph Bartolacci, the Company continues to meaningfully underperform and fall short of expectations.

“As a consultant to Matthews for the last two years, Barington has tried hard to work constructively with Mr. Bartolacci to reverse this underperformance. Despite our long track record of helping numerous companies unlock their potential, the Company has not demonstrated meaningful progress on any of the initiatives we suggested to improve its long-term performance. We are patient, long-term investors, but we can no longer accept the status quo. We strongly believe new leadership at the management and Board levels is required to ensure the value potential of Matthews can be unlocked. It is for this reason that we have nominated three highly qualified directors for election to the Board at the Company’s 2025 annual meeting of shareholders.”

1 https://img1.wsimg.com/blobby/go/23431eee-32b7-41bf-b572-6a3046271716/downloads/11f2c422-bcc4-4caf-92d1-41ff3b57078a/Matthews%20International%20Corporation%20-%20Press%20Rel.pdf?ver=1733848776413

In its letter, Barington recommends that Matthews take the following decisive steps:

1.	Focus its efforts on businesses where Matthews can create long-term shareholder value by exploring options to divest its poorly performing SGK Brand Solutions segment, following through with its strategic review of its Warehouse Automation and Product Identification businesses within its Industrial Technologies segment, and selling or identifying an experienced and well-funded industry partner for its emerging Energy Storage (dry cell lithium-ion battery) manufacturing business.
2.	Improve cash flow by increasing the amount of its cost reduction initiatives from $50 million to at least $80 million and allocating cash received from divestitures and the Memorialization segment to reduce indebtedness.
3.	Promptly replace Mr. Bartolacci, given his disappointing record during his extended 18-year tenure as CEO, during which time the Company’s share price has declined by 20.2%, debt has increased and return on invested capital has fallen below the Company’s cost of capital.
4.	Strengthen the composition of its Board and its corporate governance by adding new, experienced directors with proven records of creating long-term value for shareholders, and declassifying its staggered Board.

Mr. Mitarotonda concluded, “Eighteen years of results speak for themselves. Matthews’ shareholders deserve better. We are confident that with a new CEO, a more streamlined business, improved cashflow and a refreshed Board, Matthews can be a stronger, better capitalized company that generates substantial long-term value for all shareholders.”

The full text of the letter can be found at: https://barington.com/matthews

ABOUT BARINGTON CAPITAL GROUP, L.P.

Barington Capital Group, L.P. is a fundamental, value-oriented activist investment firm established by James Mitarotonda in January 2000. Barington invests in undervalued publicly traded companies that Barington believes can appreciate significantly in value when substantive improvements are made to their operations, corporate strategy, capital allocation and corporate governance. Barington’s investment team, advisors and network of industry experts draw upon their extensive strategic, operating and boardroom experience to assist companies in designing and implementing initiatives to improve long-term shareholder value.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Barington Companies Equity Partners, L.P. (“Barington”), together with the other participants named herein, intend to file a preliminary proxy statement and accompanying universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Barington’s slate of highly-qualified director nominees at the 2025 annual meeting of shareholders of Matthews International Corporation, a Pennsylvania corporation (the “Company”).

BARINGTON STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the anticipated proxy solicitation are expected to be Barington, Barington Companies Investors, LLC (“Barington Companies Investors”), Barington Capital Group, L.P. (“Barington Capital Group”), LNA Capital Corp. (“LNA Capital”), James A. Mitarotonda, 1 NBL EH, LLC (“NBL”), Ana B. Amicarella, Chan W. Galbato, and Joseph Gromek.

As of the date hereof, Barington directly beneficially owns 563,962 shares of Class A Common Stock, $1.00 par value (the “Common Stock”), of the Company, 100 shares of which are held in record name. As of the date hereof, Barington Companies Investors, as the general partner of Barington, may be deemed to beneficially own the 563,962 shares of Common Stock beneficially owned by Barington. Barington Capital Group, as the majority member of Barington Companies Investors, may be deemed to beneficially own the 563,962 shares of Common Stock beneficially owned by Barington. LNA Capital, as the general partner of Barington Capital Group, may be deemed to beneficially own the 563,962 shares of Common Stock beneficially owned by Barington. Mr. Mitarotonda, as the sole shareholder and director of LNA Capital, may be deemed to beneficially own the 563,962 shares of Common Stock. As of the date hereof, Ms. Amicarella and Mr. Galbato do not beneficially own any shares of Common Stock. As of the date hereof, NBL directly beneficially owns 17,990 shares of Common Stock. Mr. Gromek, as the managing member of NBL, may be deemed to beneficially own the 17,990 shares of Common Stock beneficially owned by NBL.

Media Contact:

Jonathan Gasthalter/Amanda Shpiner

Gasthalter & Co.

212-257-4170

Item 2: Also on December 10, 2024, the following materials were posted by Barington to https://barington.com/home: